                              SECOND AMENDMENT TO
                            PARTICIPATION AGREEMENT

     This Second Amendment to Participation Agreement ("Amendment") is entered into by and among LEGG MASON INVESTOR SERVICES, LLC (the "Distributor"), LEGG MASON PARTNERS FUND ADVISOR, LLC (the "Adviser"), LEGG MASON PARTNERS VARIABLE EQUITY TRUST and LEGG MASON PARTNERS VARIABLE INCOME TRUST (each a "Fund", collectively the "Funds") and METLIFE INSURANCE COMPANY OF CONNECTICUT (the "Company").

     WHEREAS, the parties entered into a Participation Agreement dated January 1, 2009, as amended April 30, 2010 (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

     WHEREAS, following the close of business on November 14, 2014, the Company's affiliate, MetLife Investors USA Insurance Company (the "Company's Affiliate"), will merge into the Company;

     WHEREAS, as a result of the merger, the separate accounts of Company's Affiliate, and the variable life insurance policies and variable annuity contracts issued through those separate accounts will become Accounts and Contracts of the Company;

     WHEREAS, simultaneously with the merger, the Company will change its state of domicile from the State of Connecticut to the State of Delaware and will change its name to MetLife Insurance Company USA;

     WHEREAS, the parties desire to amend the Agreement to reflect the foregoing and to modify certain other provisions of the Agreement;

     NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

     1. The amendments set forth herein shall be effective as of November 17, 2014.

     2. The name of the Company is hereby changed to MetLife Insurance Company USA.

     3. Schedule A and Schedule B of this Amendment, attached hereto, supersede and replace in their entirety the Schedule A and Schedule B of the Agreement.

     4. The Company represents and warrants that it understands the requirements of all applicable laws, rules or regulations relating to bribery and corruption both in the Company's home jurisdiction and in any other jurisdictions which may have a connection to the services performed by the Company in connection with the Agreement. The Company further represents and warrants that it will fully and faithfully comply with all requirements of such laws, rules or regulations in connection with all activities under or in any way connected with the Agreement and such requirements that the Fund or the Distributor may notify to Company.

     5. If Distributor's payments to Company under Section 2.8 of the Participation Agreement dated January 1, 2009 in whole or in part are financed by a Fund in accordance with a Fund's plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, then in the event of the termination, cancellation or modification of such 12b-1 plan by a Fund's board of directors or trustees or shareholders, Company agrees upon notification at the Distributor's option to waive its right to receive such compensation pursuant to aforesaid Section 2.8 until such time, if ever, as Distributor receives payment.

     6. The following replaces the two addresses for the Company set forth in
ARTICLE X.

NOTICES:
-------

     "If to the Company:

          MetLife
          One Financial Center, 20th Floor
          Boston, MA 02111
          Attn: Law Department"

     7. OTHER TERMS. Other than the foregoing, all other terms and conditions of
        -----------
the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be November 17, 2014.

LEGG MASON INVESTOR SERVICES, LLC                             METLIFE INSURANCE COMPANY OF
                                                              CONNECTICUT (TO BE RENAMED METLIFE
                                                              INSURANCE COMPANY USA ON NOVEMBER 14, 2014)

By:    /s/ Jeremiah O'Shea                                    By:    /s/ Karen A. Johnson
       -------------------------                                     -------------------------
Name:  Jeremiah O'Shea                                        Name:  Karen A. Johnson
Title: Managing Director                                      Title: Vice President
Date:  10/30/14                                               Date:  10/23/14

LEGG MASON PARTNERS FUND ADVISOR, LLC                         LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:    /s/ Kenneth D. Fuller                                  By:    /s/ Kenneth D. Fuller
       -------------------------                                     -------------------------
Name:  Kenneth D. Fuller                                      Name:  Kenneth D. Fuller
Title: Managing Director                                      Title: Managing Director
Date:  10/31/14                                               Date:  10/31/14


LEGG MASON PARTNERS VARIABLE INCOME TRUST

By:    /s/ Kenneth D. Fuller
       -------------------------
Name:  Kenneth D. Fuller
Title: Managing Director
Date:  10/31/14


                                   SCHEDULE A
                                   ----------

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                   ------------------------------------------

SEPARATE ACCOUNTS                                                      PRODUCTS
-----------------                                                      --------
METLIFE OF CT SEPARATE ACCOUNT ELEVEN FOR VARIABLE ANNUITIES           Gold Track
                                                                       Gold Track Select
                                                                       Gold Track Select - NY
                                                                       Marquis Portfolios
                                                                       MetLife Access
                                                                       MetLife Access Select
                                                                       MetLife Retirement Account
                                                                       Pioneer AnnuiStar
                                                                       Pioneer AnnuiStar Flex
                                                                       Pioneer AnnuiStar Plus
                                                                       Pioneer AnnuiStar Value
                                                                       Portfolio Architect
                                                                       Portfolio Architect II
                                                                       Portfolio Architect 3
                                                                       Portfolio Architect Access
                                                                       Portfolio Architect L
                                                                       Portfolio Architect Plus
                                                                       Portfolio Architect Select
                                                                       Portfolio Architect XTRA
                                                                       Premier Advisers
                                                                       Premier Advisers - Class II
                                                                       Premier Advisers (Series II)
                                                                       Premier Advisers II
                                                                       Premier Advisers III
                                                                       Premier Advisers III (Series II)
                                                                       Premier Advisers AssetManager
                                                                       Premier Advisers L
                                                                       Premier Advisers L- Series II
                                                                       PrimElite Annuity
                                                                       PrimElite II Annuity
                                                                       Universal Annuity
                                                                       Universal Select Annuity
                                                                       Universal Annuity Advantage
                                                                       Vintage Access

                                                                       Vintage Annuity
                                                                       Vintage II
                                                                       Vintage II- Series II
                                                                       Vintage 3
                                                                       Vintage L
                                                                       Vintage XTRA
                                                                       Vintage XTRA- Series II

METLIFE OF CT SEPARATE ACCOUNT QPN FOR VARIABLE ANNUITIES              Blue Print I Unregistered
                                                                       Blue Print II Unregistered
                                                                       MetLife Retirement Perspectives
                                                                       Prime Builder I Unregistered
                                                                       Prime Builder II Unregistered
                                                                       Unallocated Group
                                                                       Unregistered Gold Track
                                                                       Unregistered Gold Track - VSP
                                                                       Unregistered Gold Track Express

METLIFE OF CT FUND UL FOR VARIABLE LIFE INSURANCE                      Invest
                                                                       MarketLife
                                                                       MetLife Variable Life
                                                                       MetLife Variable Life Accumulator
                                                                       MetLife Variable Life Accumulator Series 2
                                                                       MetLife Variable Life Accumulator Series III
                                                                       MetLife Variable Survivorship Life
                                                                       MetLife Variable Survivorship Life II
                                                                       VintageLife

METLIFE OF CT FUND UL III FOR VARIABLE LIFE INSURANCE                  Corporate Owned VUL I
                                                                       Corporate Owned VUL 2000
                                                                       Corporate Owned VUL III
                                                                       Corporate Owned VUL IV
                                                                       Corporate Select Policy

METLIFE OF CT SEPARATE ACCOUNT CPPVUL1                                 COLI PPVUL1 Unregistered

METLIFE INVESTORS USA SEPARATE ACCOUNT A                               Marquis Portfolios (MLI USA)
                                                                       MetLife Investment Portfolio Architect
                                                                       PrimElite III
                                                                       Pioneer Prism
                                                                       Pioneer Prism L
                                                                       Pioneer Prism XC
                                                                       PrimElite IV
                                                                       Vintage L (MLI USA)
                                                                       Vintage XC

                                   SCHEDULE B
                                   ----------

                    PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                    ----------------------------------------

   All Funds shall pay 12b-1 fees in the amount as stated in each Fund's then current prospectus.

LEGG MASON PARTNERS VARIABLE EQUITY TRUST
FUND NAME                                                           CLASS         CUSIP
-----------------------------------------------------------------   ------       ---------
ClearBridge Variable Aggressive Growth Portfolio                       I         52467X203
ClearBridge Variable Aggressive Growth Portfolio                       II        52467X872
ClearBridge Variable Appreciation Portfolio                            I         52467W882
ClearBridge Variable Equity Income Portfolio                           I         52467W833
ClearBridge Variable Equity Income Portfolio                           II        52467W205
ClearBridge Variable Large Cap Growth Portfolio                        I         52467X609
ClearBridge Variable Large Cap Value Portfolio                         I         52467M504
ClearBridge Variable Mid Cap Core Portfolio                            I         52467X708
ClearBridge Variable Small Cap Growth Portfolio                        I         52467M843
Legg Mason Investment Counsel Variable Social Awareness Portfolio    Single      52467X880
Permal Alternative Select VIT Portfolio                                II        52467X831
QS Legg Mason Variable Lifestyle Allocation 50%                      Single      52467W502
QS Legg Mason Variable Lifestyle Allocation 70%                      Single      52467W601
QS Legg Mason Variable Lifestyle Allocation 85%                      Single      52467W700

LEGG MASON PARTNERS VARIABLE INCOME TRUST
FUND NAME                                                           CLASS         CUSIP
-----------------------------------------------------------------   ------       ---------
Western Asset Variable Global High Yield Bond Portfolio                I         52467K839
Western Asset Variable High Income Portfolio                         Single      52467K771
Western Asset Variable Money Market Portfolio                        Single      52467K763

LEGG MASON FUNDS
FUND NAME                                                           CLASS         CUSIP
-----------------------------------------------------------------   ------       ---------
ClearBridge Small Cap Value Fund                                      A          52469G513
Western Asset Corporate Bond Fund                                     A          52469F317